                                                                      EXHIBIT 15

                         CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference of our report, dated
January 30, 2007, on the consolidated financial statements of Metalink Ltd. (the
"Company") for the year ended December 31, 2006 into the Registration Statements on Form S-8, No. 333-121901, No. 333-12064, 333-88172 and 333-112755, and on
Form F-3 No. 333-104147, and No. 333-13806, included in this Annual Report on form 20-F of the Company.

By: /s/ Brightman Almagor & Co.
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BRIGHTMAN ALMAGOR & CO
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
May 29, 2007